UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________
FORM 8-K/A
(Amendment No. 1)
 ________________________
Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 28, 2016

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LKQ CORPORATION
(Exact name of registrant as specified in its charter)

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Delaware	000-50404	36-4215970
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

500 West Madison Street, Suite 2800 Chicago, IL		60661
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: (312) 621-1950
N/A
(Former name or former address, if changed since last report)

 ________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

LKQ Corporation (the “Company”) is furnishing this Amendment on Form 8-K/A to its Form 8-K furnished on April 28, 2016 in order to correct a classification error in the Unaudited Condensed Consolidated Statement of Cash Flows for the three months ended March 31, 2016, which was included in the press release the Company issued relating to the Company's first quarter 2016 financial results.
The table below presents the specific line items on the Unaudited Condensed Consolidated Statement of Cash Flows for the quarter ended March 31, 2016, as reported in the Company's Form 8-K furnished on April 28, 2016, and as corrected (in thousands):

	As Reported	As Corrected
CASH FLOWS FROM OPERATING ACTIVITIES:
Changes in operating assets and liabilities, net of effects from acquisitions:
Other operating assets and liabilities	$(38,979)	$(28,139)
Net cash provided by operating activities	119,367	130,207

Effect of exchange rate changes on cash and equivalents	9,677	(1,163)

The first sentence of the fourth paragraph of the press release is amended to read as follows to reflect the adjustment described above:

“Cash flow from operations totaled $130 million during the first quarter, and the Company invested approximately $50 million in capital expenditures and other long term assets.”

The error had no effect on the Company's previously reported results of operations, financial position or net cash flows as of and for the three months ended March 31, 2016.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: April 29, 2016

LKQ CORPORATION

By:	/s/ DOMINICK ZARCONE
Dominick Zarcone
Executive Vice President and Chief Financial Officer